Exhibit 99.1
ZoomInfo Announces Third Quarter 2023 Financial Results

GAAP Revenue of $313.8 million Grows 9% year-over-year
GAAP Operating Margin of 20% and Adjusted Operating Income Margin of 40%
Cash Flow from Operations of $80.8 million and Unlevered Free Cash Flow of $94.8 million

Vancouver, WA, October 30, 2023 - ZoomInfo, (NASDAQ: ZI) the go-to-market platform to find, acquire, and grow customers, today announced its financial results for the third quarter ended September 30, 2023.

“In a more challenging operating environment, our team is executing well and delivered Q3 financial results that exceeded guidance,” said Henry Schuck, ZoomInfo Founder and CEO. “We continue to grow profitably and return capital to shareholders while investing in customer success, driving industry-leading data quality, and delivering more AI functionality to customers.”

Third Quarter 2023 Financial and Other Recent Highlights -

Financial Highlights:
•Revenue of $313.8 million, an increase of 9% year-over-year.
•Operating income of $63.1 million and Adjusted Operating Income of $126.2 million.
•GAAP operating income margin of 20% and Adjusted Operating Income Margin of 40%.
•Cash flow from operations of $80.8 million and Unlevered Free Cash Flow of $94.8 million.

Business and Operating Highlights:
•Expanded international coverage of businesses and business professionals available on the ZoomInfo platform. In the last two years, ZoomInfo has increased the number of global companies in its data platform by more than 6x, while tripling both the number of global contacts and the number of global mobile phone numbers, while continuing to invest in artificial intelligence to guarantee greater accuracy.
•Introduced more customer-facing AI initiatives, including Chorus post-meeting briefs, that automatically draft follow-up emails after meetings, leveraging the event transcript. To date, more than 2.3 million meeting summaries have been generated. AI is now applied across our data collection and extraction pipelines throughout the platform.
•Partnered with The Trade Desk to expand the digital media buying capabilities for ZoomInfo MarketingOS customers. Customers now have access to more premium ad publishers and the ability to deliver display, video, and audio ads internationally.
•During the three months ended September 30, 2023, the Company repurchased 8,800,000 shares of Common Stock at an average price of $18.19, for an aggregate $160.1 million, under the $600 million in total repurchase authorizations.
•Closed the quarter with 1,869 customers with $100,000 or greater in annual contract value.

Q3 2023 Financial Highlights (Unaudited)
($ in millions, except per share amounts)

	GAAP Quarterly Results	Change YoY		Non-GAAP Quarterly Results	Change YoY

Revenue	$313.8	9%

Operating Income	$63.1	22%	Adjusted Operating Income	$126.2	7%

Operating Income Margin	20%		Adjusted Operating Income Margin	40%

Net Income Per Share (Diluted)	$0.08		Adjusted Net Income per share (Diluted)	$0.26

Cash Flow from Operating Activities	$80.8	(6)%	Unlevered Free Cash Flow	$94.8	(5)%

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information for historical periods to the most directly comparable GAAP financial measure. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Business Outlook:

Based on information available as of October 30, 2023, ZoomInfo is providing guidance for the fourth quarter and full year 2023 as follows:

	Q4 2023	Prior FY 2023	FY 2023
GAAP Revenue	$309 - $312 million	$1.225 - $1.235 billion	$1.232 - $1.235 billion
Non-GAAP Adjusted Operating Income	$122 - $124 million	$493 - $498 million	$494 - $496 million
Non-GAAP Adjusted Net Income per share	$0.24 - $0.25	$0.99 - $1.00	$0.99 - $1.00
Non-GAAP Unlevered Free Cash Flow	Not Guided	$445 - $455 million	$445 - $455 million
Weighted Average Shares Outstanding	405 million	415 million	412 million

Conference Call and Webcast Information:
ZoomInfo will host a conference call today, October 30, 2023, to review its results at 4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time. To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.
The call will also be webcast live on the Company’s investor relations website at https://ir.zoominfo.com/, where related presentation materials will be posted prior to the conference call. Following the conference call, an archived webcast of the call will be available for one year on ZoomInfo’s Investor Relations website.
Non-GAAP Financial Measures and Other Metrics:
To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Income, Adjusted Net Income Per Share, and Unlevered Free Cash Flow. We believe these non-GAAP measures are useful to investors in evaluating our operating performance because they eliminate certain items that affect period-over-period comparability and provide consistency with past financial performance and additional information about our underlying results and trends by excluding certain items that may not be indicative of our business, results of operations, or outlook.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but rather as supplemental information to our business results. This information should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items or events being adjusted. In addition, other companies may use different measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided at the end of this press release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, taxes and amounts under the exchange tax receivable agreement, deferred tax assets and deferred tax liabilities, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.
We define Adjusted Operating Income as income from operations plus (i) impact of fair value adjustments to acquired unearned revenue, (ii) amortization of acquired technology and other acquired intangibles, (iii) equity-based compensation expense, (iv) restructuring and transaction-related expenses, and (v) integration costs and acquisition-related compensation. We define Adjusted Operating Income Margin as Adjusted Operating Income divided by the sum of revenue and the impact of fair value adjustments to acquired unearned revenue.
We define Adjusted Net Income as Adjusted Operating Income less (i) interest expense, net (ii) other (income) expense, net, excluding TRA liability remeasurement expense (benefit) and (iii) income tax expense (benefit) including incremental tax effects of adjustments to arrive at Adjusted Operating Income and current tax benefits related to the TRA. We define Adjusted Net Income Per Share as Adjusted Net Income divided by diluted weighted average shares outstanding.

We define Unlevered Free Cash Flow as net cash provided from operating activities less (i) purchases of property and equipment and other assets, plus (ii) cash interest expense, (iii) cash payments related to restructuring and transaction-related expenses, and (iv) cash payments related to integration costs and acquisition-related compensation. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.
Net revenue retention is an annual metric that we calculate based on customers of ZoomInfo at the beginning of the year, and is calculated as: (a) the total ACV for those customers at the end of the year, divided by (b) the total ACV for those customers at the beginning of the year.
Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements in this press release regarding future revenue, earnings, margins, financial performance, cash flow, liquidity, uses of cash, or results of operations (including, but not limited to, the guidance provided under “Business Outlook”), and any other statements that are not historical facts are forward-looking statements. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, actual results could differ materially from those expressed or implied by our forward-looking statements.
Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: future economic, competitive, and regulatory conditions, potential future uses of cash, the successful integration of acquired businesses, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. Each forward-looking statement contained in this presentation speaks only as of the date of this presentation, and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.

About ZoomInfo
ZoomInfo (NASDAQ: ZI) is the trusted go-to-market platform for businesses to find, acquire, and grow their customers. It delivers accurate, real-time data, insights, and technology to more than 35,000 companies worldwide. Businesses use ZoomInfo to increase efficiency, consolidate technology stacks, and align their sales and marketing teams — all in one platform. ZoomInfo is a recognized leader in data privacy, with industry-leading GDPR and CCPA compliance and numerous data security and privacy certifications. For more information about how ZoomInfo can help businesses grow their revenue at scale, please visit www.zoominfo.com.
Website Disclosure
ZoomInfo intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://ir.zoominfo.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.zoominfo.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about ZoomInfo when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.zoominfo.com/.

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Investor Contact:
Jeremiah Sisitsky
VP of Investor Relations
IR@zoominfo.com
Media Contact:
Erin Hendrick
Senior Director, Communications
PR@zoominfo.com

ZoomInfo Technologies Inc.
Consolidated Balance Sheets
(in millions, except share data)

	September 30,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$442.6	$418.0
Short-term investments	125.3	127.7
Accounts receivable, net	218.6	222.9
Prepaid expenses and other current assets	60.6	57.8
Income tax receivable	8.0	5.6
Total current assets	855.1	832.0

Restricted cash, non-current	9.9	6.1
Property and equipment, net	58.4	52.1
Operating lease right-of-use assets, net	79.2	63.0
Intangible assets, net	349.5	395.6
Goodwill	1,692.7	1,692.7
Deferred tax assets	3,912.1	3,977.9
Deferred costs and other assets, net of current portion	114.0	117.0
Total assets	$7,070.9	$7,136.4

Liabilities and Permanent Equity
Current liabilities:
Accounts payable	$20.3	$35.6
Accrued expenses and other current liabilities	91.4	104.1
Unearned revenue, current portion	399.2	416.8
Income taxes payable	3.7	5.9
Current portion of tax receivable agreements liability	43.5	—
Current portion of operating lease liabilities	9.0	10.3
Current portion of long-term debt	6.0	—
Total current liabilities	573.1	572.7

Unearned revenue, net of current portion	3.9	3.1
Tax receivable agreements liability, net of current portion	2,921.4	2,978.7
Operating lease liabilities, net of current portion	88.3	67.9
Long-term debt, net of current portion	1,227.0	1,235.7
Deferred tax liabilities	2.1	1.0
Other long-term liabilities	4.7	5.5
Total liabilities	4,820.5	4,864.6

Commitments and Contingencies

Permanent Equity:
Common stock, par value $0.01; 3,300,000,000 shares authorized, 393,306,475 and 404,083,262 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	3.9	4.0
Preferred stock, par value $0.01; 200,000,000 shares authorized, 0 and 0 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	1,922.2	2,052.1
Accumulated other comprehensive income (loss)	35.5	39.7
Retained Earnings	288.8	176.0
Total equity	2,250.4	2,271.8

Total liabilities and permanent equity	$7,070.9	$7,136.4

ZoomInfo Technologies Inc.
Consolidated Statements of Operations
(in millions, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue	$313.8	$287.6	$923.1	$796.4

Cost of service:
Cost of service(1)	35.3	35.9	104.0	103.4
Amortization of acquired technology	9.5	12.3	29.5	35.8
Gross profit	269.0	239.4	789.6	657.2

Operating expenses:
Sales and marketing(1)	102.3	96.4	308.1	275.7
Research and development(1)	47.3	54.2	141.6	149.3
General and administrative(1)	45.8	31.2	124.5	88.2
Amortization of other acquired intangibles	5.4	5.6	16.5	16.5
Restructuring and transaction-related expenses	5.1	0.2	9.9	3.8
Total operating expenses	205.9	187.6	600.6	533.5
Income from operations	63.1	51.8	189.0	123.7

Interest expense, net	11.9	11.6	33.8	35.1
Loss on debt modification and extinguishment	—	—	2.2	—
Other income	(8.0)	(9.8)	(29.1)	(7.0)
Income before income taxes	59.2	50.0	182.1	95.6
Income tax expense	29.0	32.1	69.3	55.6
Net income	$30.2	$17.9	$112.8	$40.0

Net income per share of common stock:
Basic	$0.08	$0.04	$0.28	$0.10
Diluted	$0.08	$0.04	$0.28	$0.10
(1)Amounts include equity-based compensation expense, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of service	$4.3	$5.1	$11.8	$14.7
Sales and marketing	17.5	19.2	54.6	55.7
Research and development	11.7	17.0	34.0	47.9
General and administrative	9.4	6.8	26.5	19.3
Total equity-based compensation expense	$42.9	$48.1	$126.9	$137.6

ZoomInfo Technologies Inc.
Consolidated Statements of Cash Flows
(in millions; unaudited)
	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$112.8	$40.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60.5	65.2
Amortization of debt discounts and issuance costs	1.8	2.2
Amortization of deferred commissions costs	57.2	47.4
Asset impairments	5.2	—
Loss on debt modification and extinguishment	2.2	—
Equity-based compensation expense	126.9	137.6
Deferred income taxes	68.5	47.5
Tax receivable agreement remeasurement	(13.8)	(9.5)
Provision for bad debt expense	22.0	1.8
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(17.7)	22.6
Prepaid expenses and other current assets	(4.5)	(6.3)
Deferred costs and other assets, net of current portion	(53.0)	(55.5)
Income tax receivable	(2.4)	(1.2)
Accounts payable	(15.2)	6.1
Accrued expenses and other liabilities	(27.6)	(11.2)
Unearned revenue	(16.8)	10.2
Net cash provided by operating activities	306.1	296.9

Cash flows from investing activities:
Purchases of short-term investments	(145.0)	(40.7)
Maturities of short-term investments	151.5	26.6
Purchases of property and equipment and other assets	(17.6)	(22.5)
Cash paid for acquisitions, net of cash acquired	—	(143.7)
Net cash used in investing activities	(11.1)	(180.3)

Cash flows from financing activities:
Payments of deferred consideration	(0.4)	(1.1)
Repayment of debt	(4.5)	—
Payments of debt issuance and modification costs	(2.7)	(0.4)
Proceeds from exercise of stock options	0.4	1.2
Taxes paid related to net share settlement of equity awards	(17.0)	(12.7)
Proceeds from issuance of common stock under the employee stock purchase plan	4.6	—
Payments of equity issuance costs	—	(0.3)
Tax receivable agreement payments	—	(5.0)
Repurchase of common stock	(247.0)	—
Net cash used in financing activities	(266.6)	(18.3)

Net increase (decrease) in cash, cash equivalents, and restricted cash	28.4	98.3
Cash, cash equivalents, and restricted cash at beginning of period	424.1	314.1
Cash, cash equivalents, and restricted cash at end of period	$452.5	$412.4
Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	$442.6	$406.3
Restricted cash, non-current	9.9	6.1
Total cash, cash equivalents, and restricted cash	$452.5	$412.4

Supplemental disclosures of cash flow information
Interest paid in cash	$43.0	$44.0
Cash paid for taxes	$7.5	$8.7

Supplemental disclosures of non-cash investing and financing activities:
Deferred variable consideration from acquisition of a business	$—	$1.1
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$0.2	$0.8
Equity-based compensation included in capitalized software	$4.0	$—

ZoomInfo Technologies Inc.
Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow
($ in millions; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flow from operations	$80.8	$85.7	$306.1	$296.9
Purchases of property and equipment and other assets	(5.0)	(7.7)	(17.6)	(22.5)
Interest paid in cash	18.4	18.4	43.0	44.0
Restructuring and transaction-related expenses paid in cash	0.6	3.2	5.5	12.6
Integration costs and acquisition-related compensation paid in cash	—	0.2	0.5	3.0
Unlevered Free Cash Flow	$94.8	$99.8	$337.5	$334.0

ZoomInfo Technologies Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income and Income (Loss) From Operations to Adjusted Operating Income
(in millions, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$30.2	$17.9	$112.8	$40.0
Add: Expense from income taxes	29.0	32.1	69.3	55.6
Add: Interest expense, net	11.9	11.6	33.8	35.1
Add: Loss on debt modification and extinguishment	—	—	2.2	—
Add (less): Other expense (income), net	(8.0)	(9.8)	(29.1)	(7.0)
Income from operations	63.1	51.8	189.0	123.7
Add: Impact of fair value adjustments to acquired unearned revenue	0.1	0.2	0.2	2.0
Add: Amortization of acquired technology	9.5	12.3	29.5	35.8
Add: Amortization of other acquired intangibles	5.4	5.6	16.5	16.5
Add: Equity-based compensation	42.9	48.1	126.9	137.6
Add: Restructuring and transaction-related expenses	5.1	0.2	9.9	3.8
Add: Integration costs and acquisition-related expenses	—	0.1	—	1.6
Adjusted Operating Income	126.2	118.4	372.1	320.9
Less: Interest expense, net	(11.9)	(11.6)	(33.8)	(35.1)
Less (add): Other expense (income), net, excluding TRA liability remeasurement (benefit) expense	5.4	(0.6)	15.2	(2.4)
Less: Expense from income taxes	(29.0)	(32.1)	(69.3)	(55.6)
Add: Tax impacts of adjustments to net income	14.4	22.7	26.8	27.0
Adjusted Net Income	$105.0	$96.8	$311.0	$254.7

Shares for Adjusted Net Income Per Share(1)	411	411	414	410
Adjusted Net Income Per Share	$0.26	$0.24	$0.75	$0.62
___________________________________________
1.Diluted earnings per share is computed by giving effect to all potential weighted average Common Stock, and any securities that are convertible into Common Stock, including options and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method, excluding deemed repurchases assuming proceeds from unrecognized compensation as required by GAAP. Shares and grants issued in conjunction with the IPO were assumed to be issued at the beginning of the period.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2023	2022	2023	2022
Adjusted Operating Income	$126.2	$118.4	$372.1	$320.9

Revenue	313.8	287.6	923.1	796.4
Impact of fair value adjustments to acquired unearned revenue	0.1	0.2	0.2	2.0
Revenue for adjusted operating margin calculation	$313.9	$287.8	$923.4	$798.4
Adjusted Operating Income Margin	40%	41%	40%	40%